Exhibit 99.1

First Commonwealth
Financial Corporation
22 N. 6th Street
Indiana, Pennsylvania 15701
724-349-7220 Phone
Joseph E. O’Dell	724-349-6427 Fax
President and Chief Executive Officer	www.fcbanking.com

November 9, 2006

Dear Shareholder:

First Commonwealth Financial Corporation (NYSE:FCF) reported net income of $15.4 million for the third quarter of 2006 compared to $13.0 million for the third quarter of 2005.  Basic and diluted earnings per share were $0.22 for the third quarter of 2006 compared to $0.19 for the comparable period of 2005.  Return on average equity was 11.29% and return on average assets was 1.02% for the third quarter of 2006 compared to 9.62% and 0.83% respectively for the third quarter of 2005.  The increase in net income in the third quarter 2006 was mainly due to a restructuring charge in 2005 not incurred in 2006 and a gain on the early extinguishment of debt.  Net interest margin improved for the three months ended September 30, 2006 compared to the same period in 2005.  However, the net interest margin increase was offset by lower levels of interest earning assets that contributed to the decrease in net interest income.

Third quarter of 2006 results did not include a $2.7 million pre-tax restructuring charge taken in the third quarter of 2005 ($1.8 million after tax or $0.03 per diluted share).  For the three months ended September 30, 2006 a $1.3 million gain was recognized on an early extinguishment of debt that was offset by lower net interest income of $756 thousand and a higher provision for credit losses of $188 thousand as compared to the same period in 2005.

Net income for the first nine months of 2006 was $40.6 million compared to $46.1 million for the same period of 2005.  Basic and diluted earnings per share were $0.58 for the first nine months of 2006 compared to $0.67 and $0.66 respectively for the nine months of 2005.  Return on average equity and return on average assets for the nine months ended September 30, 2006 were 10.23% and 0.91% compared to 11.53% and 0.99% respectively in the 2005 period.

During the third quarter First Commonwealth completed its acquisition of Laurel Capital Group Inc., headquartered in Allison Park, Pennsylvania.  Laurel, with total assets of approximately $314 million, operated eight retail branches in Allegheny and Butler counties in Pennsylvania.  These branches have already been fully converted to First Commonwealth offices bringing our total number of community offices to 110 with over half of these offices located in our designated higher growth opportunity markets.

I would like to welcome the former Laurel employees and customers to the First Commonwealth family.  I also welcome the new First Commonwealth shareholders from Laurel and invite them to participate in our exceptional Dividend Reinvestment Plan that features a 10% discount on shares purchased with reinvested dividends.  More information on this plan can be obtained by visiting our website at www.fcbanking.com.

As always, I appreciate the efforts of our dedicated employees.  I also appreciate the continued support and confidence of our shareholders.

Sincerely,

/s/ Joseph E. O’Dell

The following tables provide you with consolidated selected financial data of First Commonwealth at and for the quarter ended September 30, 2006.  You should read this information along with the consolidated financial statements of First Commonwealth and the accompanying notes included in its annual report on Form 10-K for the year ended December 31, 2005, and its quarterly report on Form 10-Q for the quarter ended September 30, 2006, which are available to the public over the Internet at the Corporation’s website at http://www.fcbanking.com or from the company upon request to the attention of the Corporate Secretary.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,

	2006	2005	2006	2005

Interest income	$85,457	$79,248	$246,931	$232,425
Interest expense	43,179	36,214	121,913	100,819

Net interest income	42,278	43,034	125,018	131,606
Provision for credit losses	3,038	2,850	8,244	7,594

Net interest income after provision for credit losses	39,240	40,184	116,774	124,012
Net securities gains	5	34	87	519
Trust income	1,482	1,417	4,357	4,198
Service charges on deposits	4,361	4,226	12,374	11,775
Gain on sale of branch	0	0	0	3,090
Gain on sale of merchant services business	0	0	0	1,991
Gain on extinguishment of debt	1,283	0	1,553	0
Insurance commissions	801	1,089	2,115	2,832
Income from bank owned life insurance	1,451	1,359	4,240	4,035
Merchant discount income	0	353	0	2,074
Card related interchange income	1,398	1,265	4,087	3,568
Other operating income	1,609	1,817	4,939	6,067

Total non-interest income	12,390	11,560	33,752	40,149
Salaries and employee benefits	17,690	18,320	54,282	54,482
Net occupancy expense	2,845	2,671	9,032	8,378
Furniture and equipment expense	2,998	2,844	8,680	8,473
Data processing expense	903	818	2,518	2,738
Pennsylvania shares tax expense	1,349	1,236	4,057	3,739
Intangible amortization	658	565	1,789	1,696
Restructuring charges	0	2,704	0	2,704
Other operating expense	6,999	7,145	21,899	24,558

Total non-interest expense	33,442	36,303	102,257	106,768

Income before income taxes	18,188	15,441	48,269	57,393
Applicable income taxes	2,796	2,445	7,713	11,340

Net income	$15,392	$12,996	$40,556	$46,053

Average shares outstanding	70,875,018	69,242,056	70,004,534	69,239,005
Average shares outstanding assuming dilution	71,177,930	69,787,884	70,382,511	69,834,460

Per Share Data:
Basic earnings per share	$0.22	$0.19	$0.58	$0.67
Diluted earnings per share	$0.22	$0.19	$0.58	$0.66
Cash dividends per share	$0.170	$0.165	$0.510	$0.495

	September 30, 2006	December 31, 2005

Assets
Cash and due from banks	$95,151	$84,555
Interest-bearing bank deposits	7,986	473
Federal funds sold	0	1,575
Securities available for sale, at fair value	1,649,506	1,851,986
Securities held to maturity, at amortized cost (Market value $81,574 in 2006 and $89,804 in 2005)	79,841	87,757
Loans held for sale	0	1,276
Loans:
Portfolio loans	3,818,846	3,623,102
Unearned income	(70)	(119)
Allowance for credit losses	(42,085)	(39,492)

Net loans	3,776,691	3,583,491
Premises and equipment	68,518	60,860
Other real estate owned	1,911	1,655
Goodwill	159,889	122,702
Amortizing intangibles, net	18,262	15,251
Other assets	234,784	214,739

Total assets	$6,092,539	$6,026,320

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	September 30, 2006	December 31, 2005

Liabilities
Deposits (all domestic):
Noninterest-bearing	$538,986	$491,644
Interest-bearing	3,779,956	3,504,908

Total deposits	4,318,942	3,996,552
Short-term borrowings	494,877	665,665
Other liabilities	45,308	43,314
Subordinated debentures	108,250	108,250
Other long-term debt	556,194	691,494

Total long-term debt	664,444	799,744

Total liabilities	5,523,571	5,505,275
Shareholders’ Equity
Common stock $1 par value per share	75,100	71,978
Additional paid-in capital	208,621	173,967
Retained earnings	322,583	318,569
Accumulated other comprehensive loss	(9,065)	(9,655)
Treasury stock	(16,171)	(20,214)
Unearned ESOP shares	(12,100)	(13,600)

Total shareholders’ equity	568,968	521,045

Total liabilities and shareholders’ equity	$6,092,539	$6,026,320

Shares issued	75,100,431	71,978,568
Shares outstanding	73,819,900	70,377,916
Treasury shares	1,280,531	1,600,652
Book value per share	$7.71	$7.40
Market value per share	$13.03	$12.93

Asset Quality Data At September 30,
	2006	2005

Loans on nonaccrual basis	$14,707	$11,039
Past due more than 90 days	14,296	14,608
Renegotiated loans	163	176

Total nonperforming loans	$29,166	$25,823
Loans outstanding at end of period (a)	$3,818,776	$3,613,137
Average loans outstanding (year-to-date) (a)	$3,677,352	$3,590,481
Allowance for credit losses	$42,085	$41,537
Nonperforming loans as a percent of total loans	0.76%	0.71%
Net charge-offs (year-to-date)	$7,630	$7,120
Net charge-offs as a percent of average loans (annualized)	0.28%	0.27%
Allowance for credit losses as a percent of average loans outstanding	1.14%	1.16%
Allowance for credit losses as a percent of nonperforming loans	144.29%	160.85%
Other real estate owned	$1,911	$1,520

(a) Includes loans held for sale.

Profitability Ratios
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,

	2006	2005	2006	2005

Return on average assets	1.02%	0.83%	0.91%	0.99%
Return on average equity	11.29%	9.62%	10.23%	11.53%
Efficiency ratio (FTE) (b)	57.27%	62.35%	60.27%	58.64%
Fully tax equivalent adjustment	$3,724	$3,634	$10,902	$10,305

(b)	Efficiency ratio is “total non-interest expense” as a percentage of total revenue.

Total revenue consists of “net interest income, on a fully tax-equivalent basis,” plus “total non-interest income.”